           As filed with the Securities and Exchange Commission on July 31, 1996
                                                      Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                   ----------------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                   ----------------

                                        RETIX
                (Exact name of Registrant as specified in its charter)

          CALIFORNIA                              95(3948704)
    (State of incorporation)           (I.R.S. Employer Identification No.)

                            4640 ADMIRALTY WAY, SUITE 600
                            MARINA DEL REY, CA  90292-6695
                       (Address of principal executive offices)
                                   ----------------

                          1991 EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the Plan)
                                   ----------------

                                    M. Y. STEPHAN
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                        RETIX
                            4640 ADMIRALTY WAY, SUITE 600
                            MARINA DEL REY, CA  90292-6695
                                    (310) 828-3400
 (Name, address and telephone number, including area code, of agent for service)
                                   ----------------
                                       Copy to:

                                   ELIAS J. BLAWIE
                                 DAVID M. JARGIELLO
                                  THOMAS H. TOBIASON
                                  Venture Law Group
                                 2800 Sand Hill Road
                             Menlo Park, California 94025
                                    (415) 854-4488

                  (Calculation of Registration Fee on following page)

- --------------------------------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------



                                                           Proposed          Proposed
                                            Maximum        Maximum           Maximum           Amount of
                                           Amount to be   Offering Price    Aggregate         Registration
Title of Securities to be Registered       Registered(1)   Per Share      Offering Price Fee
- --------------------------------------------------------------------------------------------------------------
1991 EMPLOYEE STOCK PURCHASE PLAN
  Common Stock,
  $.01 par value . . . . . . . . . . . .  150,000  Shares  $ 4.04(2)       $ 605,625           $ 208.84
- -----------------------


    (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

    (2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on July 26, 1996, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

         The contents of the Registrant's Amendment No. 1 to Form S-8 Registration Statement (Registration No. 33-46223) filed on April 15, 1992 with the Securities and Exchange Commission is hereby incorporated by reference.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.       EXHIBITS.
                Exhibit
                Number
                ------
                4.1 1991 Employee Stock Purchase Plan and Form of Subscription Agreement for Use with Plan
                5.1     Opinion of Venture Law Group, a Professional
                        Corporation.
                23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).
                23.2    Consent of Independent Auditors (see p. 5).
                24.1    Powers of Attorney (see p. 4).

- ---------------

                               [Signature Pages Follow]

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Retix, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 31, 1996.

                                        RETIX

                                         By:     /s/ M. Y. Stephan
                                           -------------------------------
                                            M. Y. Stephan, President and
                                            Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Y. Stephan and Steven Waszak, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    Signature                               Title                                      Date
    ---------                               -----                                      ----
/s/ M. Y. Stephan            Chairman, President, Chief Executive Officer           July 31, 1996
- ---------------------------  (Principal Executive Officer) and Director
(M. Y. Stephan)

/s/ Steven Waszak            Vice President, Finance and Administration             July 31, 1996
- ---------------------------  and Chief Financing Officer (Principal
(Steven Waszak)              Financial and Accounting Officer)

/s/ Jeffrey Drazan           Director                                               July 31, 1996
- ---------------------------
(Jeffrey Drazan)

/s/ Neil Hynes               Director                                               July 31, 1996
- ---------------------------
(Neil Hynes)

/s/ Craig W. Johnson         Director                                               July 31, 1996
- ---------------------------
(Craig W. Johnson)

/s/ Gilbert P. Williamson    Director                                               July 31, 1996
- ---------------------------
(Gilbert P. Williamson)


     INDEPENDENT AUDITOR'S CONSENT

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1996, appearing in the Annual Report on Form 10-K of Retix for the year ended December 30, 1995.


    DELOITTE & TOUCHE LLP

    July 26, 1996

                                   INDEX TO EXHIBITS


   Exhibit
   Number
   ------
    4.1 1991 Employee Stock Purchase Plan and Form of Subscription Agreement for Use with Plan
    5.1  Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in
         Exhibit 5.1).

    23.2 Consent of Independent Auditors (see p. 5).

    24.1 Powers of Attorney (see p. 4).